Exhibit 10.38

RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT is made this 10th day of January, 2017, by and between Bravo Multinational Incorporated (“The Company”), formerly known as GOLDLAND HOLDINGS, CO., a Delaware Corporation (“Goldland”) and Jack Frydman a Canadian resident (“Frydman”).

WHEREAS, The Company engaged Frydman to perform certain services as more fully described in that certain Consulting Agreement dated October 1, 2015 (the “Advisor Consulting Agreement”) to which reference is hereby made and expressly incorporated herein for all purposes; and

WHEREAS, The Company and Frydman desire to terminate the Advisor Consulting Agreement and to settle all matters pursuant to the Advisor Consulting Agreement;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable advanced consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

1.

General Release of Frydman.  As a result of the mutual covenants and considerations contained herein, Bravo Multinational Incorporated, formerly known as Goldland, individually and for its officers, directors, stockholders, partners, associates, attorneys, assigns, predecessors, successors, joint venturers, administrators, personal representatives, and trustees, and any other person at interest therewith, hereby releases and forever discharges Frydman, his partners, associates, attorneys, assigns, predecessors, successors, joint venturers, administrators, personal representatives, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorney’s fees, or any other form of compensation, it may now own or hereafter acquire against Frydman, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action known or unknown, accrued or unaccrued, on account of, growing out of, relating to or concerning, whether directly or indirectly, the Advisor Consulting Agreement, the transactions and occurrences described in the Advisor Consulting Agreement, any other instrument, agreement or transaction, whether written or oral, in connection with the Advisor Consulting Agreement, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Release and Settlement Agreement.

2.

Acknowledgments.  The Company acknowledges and agrees that the release and discharge set forth above is a general release.  It is understood and agreed to by the parties that this Release and Settlement Agreement is a compromise of a doubtful and disputed claim, and this Release and Settlement Agreement is not to be construed as an admission of liability on the part of Frydman.  The Company further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of The Company formed after consultation with its attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of Frydman as to the liability, if any, of Frydman, or the value of the Advisor Consulting Agreement or any other matter relating thereto.  Additionally, The Company expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by Frydman to the Company or its attorney in order to induce the execution of this Release and Settlement Agreement.

3.

General Release of Bravo Multinational Incorporated (f.k.a-Goldland Holdings).  As a result of the mutual covenants and considerations contained herein, Frydman, individually and for his partners, associates, attorneys, assigns, predecessors, successors, joint venturers, administrators, personal representatives, and trustees, and any other person at interest therewith, hereby releases and forever discharges The Company, its officers, directors, stockholders, partners, associates, attorneys, assigns, predecessors, successors, joint venturers, administrators, personal representatives, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorney’s fees, or any other form of compensation, it may now own or hereafter acquire against The Company, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action, known or unknown, accrued or unaccrued, on account of, growing out of, relating to or concerning, whether directly or indirectly, the Advisor Consulting Agreement, the transactions and occurrences described in the Advisor Consulting Agreement, any other instrument, agreement or transaction, whether written or oral, in connection with the Advisor Consulting Agreement, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Release and Settlement Agreement.

4.

Acknowledgments.  Frydman acknowledges and agrees that the release and discharge set forth above is a general release.  It is understood and agreed to by the parties that this Release and Settlement Agreement is a compromise of a doubtful and disputed claim, and this Release and Settlement Agreement is not to be construed as an admission of liability on the part of The Company.  Frydman further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of Frydman formed after consultation with its attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of The Company as to the liability, if any, of The Company, or the value of the Advisor Consulting Agreement or any other matter relating thereto.  Additionally, Frydman expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by The Company to Frydman or its attorney in order to induce the execution of this Release and Settlement Agreement.

5.

Construction.  Words of any gender used in this Release and Settlement Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.  In addition, the pronouns used in this Release and Settlement Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

6.

Headings.  The headings used in this Release and Settlement Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Release and Settlement Agreement, and in no way effect or constitute a part of this Release and Settlement Agreement.

7.

Entire Agreement.  This instrument contains the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Release and Settlement Agreement on the date first written above.

Bravo Multinational Incorporated

By/s/ Paul Parliament
    Paul Parliament, President

By: /s/ Jack Frydman
    Jack Frydman

2